                                                                      Exhibit 11



                  Western Pennsylvania Adventure Capital Fund
             Schedule of Computation of Earnings Per Common Share
                                For the Periods


                                            January 1, 1999            January 1, 1998            January 1, 1997
                                                through                    through                    through
                                           December 31, 1999          December 31, 1998          December 31, 1997
Net income                                        $  100,378                 $    3,049                 $   16,588
                                                  ==========                 ==========                 ==========

Weighted Average Number of
Common Shares Outstanding                          2,295,493                  2,210,434                  1,218,376
                                                  ==========                 ==========                 ==========

Earnings per Common Share                         $     0.04                 $     0.00                 $     0.01
                                                  ==========                 ==========                 ==========